Exhibit 5.1

No.	Type	Name	Right Holder	Registration mark	Date of record	Protection period until
1	Invention Patent	Development of UAV Air Charging Equipment and Its Charging Method	WIPO (Shanghai) New Energy Technology Co. Ltd.	CN202410354167.1	27-Mar-24	26-Mar-34
2	Invention Patent	A Method for Fully Automatic Startup of In - Motion Wireless Charging Equipment for Electric Vehicles	WIPO (Shanghai) New Energy Technology Co. Ltd.	CN202310605210.2	26-May-23	25-May-33
3	Invention Patent	A Wireless Charging Equipment and Method for UAV Swarms in High-Altitude High-Speed Flight	WIPO (Shanghai) New Energy Technology Co. Ltd.	CN202210907586.4	29-Jul-22	28-Jul-42
4	Invention Patent	A Wireless Battery Pack System and Method for In-Motion Charging of New Energy Vehicles	WIPO (Shanghai) New Energy Technology Co. Ltd.	CN115871482B	2-Feb-23	1-Feb-43
5	Invention Patent	A robot for conveniently positioned charging and energy storage, and its charging method	WIPO (Shanghai) New Energy Technology Co. Ltd.	CN202411118743.9	15-Aug-24	14-Aug-44
6	Invention Patent	Humanoid Robot Wireless Charging System and Its Charging Method	WIPO (Shanghai) New Energy Technology Co. Ltd.	ZL 202411621171.6	14-Nov-24	14-Nov-44
7	Utility Model Patent	A multifunctional wireless charging pile system for electric vehicles	WIPO (Shanghai) New Energy Technology Co. Ltd.	ZL 201520255184.6	26-Apr-15	25-Apr-25
8	Utility Model Patent	A Energy-Storage-Integrated Ultra-Fast Charging Pile and Station for Electric Vehicles	WIPO (Shanghai) New Energy Technology Co. Ltd.	ZL 201520323244.3	19-May-15	18-May-25
9	Utility Model Patent	An intelligent charging device	WIPO (Shanghai) New Energy Technology Co. Ltd.	ZL 201721202416.7	9-Sep-17	8-Sep-27
10	Utility Model Patent	A Smart Charging Device	WIPO (Shanghai) New Energy Technology Co. Ltd.	ZL 201721871794.4	28-Dec-17	27-Dec-27
11	Utility Model Patent	A Vehicle-Mounted Bracket-Type Wireless Charging Combination Structure	WIPO (Shanghai) New Energy Technology Co. Ltd.	ZL 201820926576.4	15-Jun-18	14-Jun-28
12	Utility Model Patent	A Detachable Fast - Heat - Dissipation Charger	WIPO (Shanghai) New Energy Technology Co. Ltd.	ZL 201720683673.0	13-Jun-17	12-Jun-27
13	Utility Model Patent	A Heat Dissipation Structure for Charger	WIPO (Shanghai) New Energy Technology Co. Ltd.	ZL 201720715195.7	20-Jun-17	19-Jun-27

No.	Type	Name	Right Holder	Registration mark	Date of record	Protection period until
14	Utility Model Patent	A Marine Wireless Charging System	WIPO (Shanghai) New Energy Technology Co. Ltd. and Beiwei Robotics Technology (Shanghai) Co., Ltd.	CN202221130341.7	5-May-22	4-May-32
15	Utility Model Patent	Electric Underwater Thruster Detection System	WIPO (Shanghai) New Energy Technology Co. Ltd. and Beiwei Robotics Technology (Shanghai) Co., Ltd.	CN202220234371.6	27-Jan-22	26-Jan-32
16	Utility Model Patent	A Wireless Charging Positioning Device for New - energy Vehicles	WIPO (Shanghai) New Energy Technology Co. Ltd.	CN202220152851.8	20-Jan-22	19-Jan-32
17	Utility Model Patent	A Vehicle - mounted Wireless Charger with Auxiliary Structure	WIPO (Shanghai) New Energy Technology Co. Ltd.	CN202220152397.6	20-Jan-22	19-Jan-32
18	Utility Model Patent	A Deep - water Navigation and Positioning Device	WIPO (Shanghai) New Energy Technology Co. Ltd. and Beiwei Robotics Technology (Shanghai) Co., Ltd.	CN202220127080.7	19-Jan-22	18-Jan-32
19	Utility Model Patent	A Mobile Wireless Charging Device for New Energy Vehicles	WIPO (Shanghai) New Energy Technology Co. Ltd.	CN202220122327.6	18-Jan-22	17-Jan-32
20	Utility Model Patent	A wireless charging device for new energy vehicles with a protective structure	WIPO (Shanghai) New Energy Technology Co. Ltd.	CN202220122290.7	18-Jan-22	17-Jan-32
21	Utility Model Patent	Deepwater Sealed Cabin	WIPO (Shanghai) New Energy Technology Co. Ltd. and Beiwei Robotics Technology (Shanghai) Co., Ltd.	CN202123437739.3	31-Dec-21	30-Dec-31
22	Utility Model Patent	An Underwater Resonant Wireless Charging System and Underwater Operation Equipment	WIPO (Shanghai) New Energy Technology Co. Ltd. and Beiwei Robotics Technology (Shanghai) Co., Ltd.	CN202122603153.3	28-Oct-21	27-Oct-31
23	Utility Model Patent	Phase-Controlled Electromagnetic Motion Unit with Dynamic Force Feedback for Flexible Octopus-Inspired Biomimetic Manipulator	WIPO (Shanghai) New Energy Technology Co. Ltd. and Beiwei Robotics Technology (Shanghai) Co., Ltd.	CN202122603711.6	28-Oct-21	27-Oct-31
24	Utility Model Patent	A Smart Underwater Robot	WIPO (Shanghai) New Energy Technology Co. Ltd. and Beiwei Robotics Technology (Shanghai) Co., Ltd.	CN202122590068.8	26-Oct-21	25-Oct-31

No.	Type	Name	Right Holder	Registration mark	Date of record	Protection period until
25	Utility Model Patent	Underwater Work Robot	WIPO (Shanghai) New Energy Technology Co. Ltd. and Beiwei Robotics Technology (Shanghai) Co., Ltd.	CN202122238259.8	15-Sep-21	14-Sep-31
26	Utility Model Patent	Simulation Device for Working Environment of Underwater Wireless Charging Equipment	WIPO (Shanghai) New Energy Technology Co. Ltd. and Beiwei Robotics Technology (Shanghai) Co., Ltd.	CN202122238691.7	15-Sep-21	14-Sep-31
27	Utility Model Patent	An attitude control device for underwater robots	WIPO (Shanghai) New Energy Technology Co. Ltd. and Beiwei Robotics Technology (Shanghai) Co., Ltd.	CN202122043073.7	27-Aug-21	26-Aug-31
28	Utility Model Patent	A smart battery for underwater robots	WIPO (Shanghai) New Energy Technology Co. Ltd. and Beiwei Robotics Technology (Shanghai) Co., Ltd.	CN202122041837.9	27-Aug-21	26-Aug-31
29	Utility Model Patent	A Novel Smart Underwater Robot with Dual Thrusters	WIPO (Shanghai) New Energy Technology Co. Ltd. and Beiwei Robotics Technology (Shanghai) Co., Ltd.	CN202121627718.5	19-Jul-21	18-Jul-31
30	Utility Model Patent	A Smart Underwater Robotic Swarm System with Wireless Charging for Long-Term Operation	WIPO (Shanghai) New Energy Technology Co. Ltd.	CN202120152283.7	20-Jan-21	19-Jan-31
31	Utility Model Patent	A Six-Degree-of-Freedom (6DoF) Precision Imaging, Recognition, and Localization Device for Deep-Sea Exploration	WIPO (Shanghai) New Energy Technology Co. Ltd. and Beiwei Robotics Technology (Shanghai) Co., Ltd.	CN202120112112.1	16-Jan-21	15-Jan-31
32	Software Copyright	11kW Onboard Wireless Communication System V1.0	WIPO (Shanghai) New Energy Technology Co. Ltd.	2019SR0574105	5-Jun-19	1-Dec-69
33	Software Copyright	7.5kW Onboard Wireless Communication System V1.0	WIPO (Shanghai) New Energy Technology Co. Ltd.	2019SR0574094	5-Jun-19	1-Dec-69
34	Software Copyright	Robot Wireless Communication System V1.0	WIPO (Shanghai) New Energy Technology Co. Ltd.	2019SR0574112	5-Jun-19	1-Dec-69
35	Software Copyright	Wipo New Energy Vehicle European Standard Wireless Charging Management System Software V1.0	WIPO (Shanghai) New Energy Technology Co. Ltd.	2020SR0179700	26-Feb-20	1-Dec-69

No.	Type	Name	Right Holder	Registration mark	Date of record	Protection period until
36	Software Copyright	Wipo New Energy Vehicle CAN Bus Control System Software V1.0	WIPO (Shanghai) New Energy Technology Co. Ltd.	2020SR0179705	26-Feb-20	1-Dec-69
37	Software Copyright	Wipo Wireless GPRS-based Electric Vehicle Charging Pile Control System Software V1.0	WIPO (Shanghai) New Energy Technology Co. Ltd.	2020SR0181699	26-Feb-20	1-Dec-69
38	Software Copyright	Wipo New Energy Vehicle Wireless Charging System Software V1.0	WIPO (Shanghai) New Energy Technology Co. Ltd.	2020SR0181150	26-Feb-20	1-Dec-69
39	Software Copyright	Wipo Wireless Charging Equipment Comprehensive Efficiency Optimization Management System Software V1.0	WIPO (Shanghai) New Energy Technology Co. Ltd.	2020SR0177409	26-Feb-20	1-Dec-69
40	Software Copyright	Wipo AGV Wireless Charging System Software V2.0	WIPO (Shanghai) New Energy Technology Co. Ltd.	2020SR0177421	26-Feb-20	1-Dec-69
41	Software Copyright	Wipo UAV Wireless Charging System Software V2.0	WIPO (Shanghai) New Energy Technology Co. Ltd.	2020SR0177415	26-Feb-20	1-Dec-69
42	Software Copyright	Wipo New Energy Vehicle American Standard Wireless Charging Management System Software V1.0	WIPO (Shanghai) New Energy Technology Co. Ltd.	2020SR0177434	26-Feb-20	1-Dec-69
43	Software Copyright	Wipo Wireless New Energy Vehicle Power Management System V1.0	WIPO (Shanghai) New Energy Technology Co. Ltd.	2020SR0177427	26-Feb-20	1-Dec-69
44	Software Copyright	Wipo Wireless and Wired Dual-mode Charging Control System V1.0	WIPO (Shanghai) New Energy Technology Co. Ltd.	2020SR0177446	26-Feb-20	1-Dec-69
45	Software Copyright	Wipo Wireless Electric Vehicle Composite Power Energy Management System Software V1.0	WIPO (Shanghai) New Energy Technology Co. Ltd.	2020SR0177325	26-Feb-20	1-Dec-69
46	Software Copyright	Wipo Electric Vehicle Wireless Charging System Software V1.0	WIPO (Shanghai) New Energy Technology Co. Ltd.	2020SR0193471	28-Feb-20	1-Dec-69
47	Software Copyright	Wipo Wireless Electric Vehicle Smart Charging System Software V1.0	WIPO (Shanghai) New Energy Technology Co. Ltd.	2020SR0177319	26-Feb-20	1-Dec-69
48	Software Copyright	Wipo Wireless Electric Vehicle Charging Station Operation Management System Software V1.0	WIPO (Shanghai) New Energy Technology Co. Ltd.	2020SR0177331	26-Feb-20	1-Dec-69
49	Software Copyright	Phase Array Control Algorithm System for Wireless Charging V1.0	WIPO (Shanghai) New Energy Technology Co. Ltd.	2021SR2111991	23-Dec-21	Indefinite
50	Software Copyright	Wireless Charging Embedded Information Control System for New Energy Vehicles V1.0	WIPO (Shanghai) New Energy Technology Co. Ltd.	2021SR2164630	27-Dec-21	Indefinite
51	Software Copyright	Robot Wireless Charging Control Background System V1.0	WIPO (Shanghai) New Energy Technology Co. Ltd.	2021SR2158728	26-Dec-21	Indefinite
52	Software Copyright	Underwater Resident Robot Cluster Wireless Charging Control Management System V1.0	WIPO (Shanghai) New Energy Technology Co. Ltd.	2021SR2158611	26-Dec-21	Indefinite
53	Software Copyright	Wireless Charging Multi-gear Conversion and Control System V1.0	WIPO (Shanghai) New Energy Technology Co. Ltd.	2021SR2112008	23-Dec-21	Indefinite
54	Software Copyright	Wireless Charging Positioning and Control System for Hovering UAVs V1.0	WIPO (Shanghai) New Energy Technology Co. Ltd.	2021SR2112002	23-Dec-21	Indefinite

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